                                                             Exhibit No. EX-99.j

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus  and  "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 34 to File No.
002-86606;  Amendment No. 34 to File No.  811-03850) of Delaware  Group Tax-Free
Fund of our report dated October 11, 2006, included in the 2006 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
January 2, 2007